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                                                                    Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 28, 1999 and to all references to our Firm included in this registration statement. Our report dated May 1, 1998 included in Black Box Corporation's Form 10-K for the year ended March 31, 1998 is no longer appropriate since restated statements have been presented giving effect to business combinations accounted for as a pooling-of-interests.

/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania
April 28, 1999